                                                                    EXHIBIT 99.1

CONTACT: LOUIS J. BEIERLE, VICE PRESIDENT, INVESTOR RELATIONS HUDSON CITY BANCORP, INC.
                  WEST 80 CENTURY ROAD, PARAMUS, NEW JERSEY 07652

TELEPHONE:        (201) 967-8290

E-MAIL:           LJBEIERLE@HCSBNJ.COM

                        HUDSON CITY BANCORP, INC. REPORTS
                          2003 SECOND QUARTER EARNINGS

           QUARTERLY CASH DIVIDEND INCREASED TO $0.14 PER COMMON SHARE

Paramus, New Jersey, July 15, 2003 - Hudson City Bancorp, Inc. (NASDAQ: HCBK), the holding company for Hudson City Savings Bank, reported today the results of its operations for the three- and six-month periods ended June 30, 2003. Net income was $52.5 million for the second quarter of 2003, an increase of $4.3 million, or 8.9%, compared with net income of $48.2 million for the second quarter of 2002. Basic and diluted earnings per common share were $0.29 and $0.28, respectively, for the second quarter of 2003 compared with basic and diluted earnings per common share of $0.26 and $0.25, respectively, for the second quarter of 2002. Hudson City Bancorp's annualized return on average stockholders' equity and annualized return on average assets for the second quarter of 2003 were 15.62% and 1.38%, respectively, compared with 14.83% and 1.54%, respectively, for the second quarter of 2002.

Net income was $104.7 million for the six-month period ended June 30, 2003, an increase of $12.9 million, or 14.1%, compared with net income of $91.8 million for the six-month period ended June 30, 2002. Basic and diluted earnings per common share were $0.57 and $0.56, respectively, for the first six months of 2003 compared with basic and diluted earnings per common share of $0.49 and $0.48, respectively, for the first six months of 2002. Hudson City Bancorp's annualized return on average stockholders' equity and annualized return on average assets for the six-month period ended June 30, 2003 were 15.64% and 1.41%, respectively, compared with 14.16% and 1.50%, respectively, for the six-month period ended June 30, 2002.

"It was our ability to grow our balance sheet in excess of $1.3 billion during the first six months of 2003, due to strong deposit growth, which allowed us to continue to experience strong earnings," said Ronald E. Hermance, Jr., President and Chief Executive Officer. The continuation of the historically low interest rate environment through the second quarter of 2003 has continued the high level of prepayment activity on the Company's mortgage-related assets. These lower rates caused the downward repricing of interest rates on our interest-earning assets and the acceleration of the amortization of the net premiums on our mortgage-related assets, resulting in the narrowing of our interest rate spread and net interest margin. This same low interest rate environment has also afforded us the opportunity to realize gains on certain of our available for sale securities.

DIVIDEND DECLARED

Hudson City Bancorp also reported that the Board of Directors declared a quarterly cash dividend of $0.14 per common share, representing an increase from the cash dividend of $0.12 per common share declared during the previous quarter. The cash dividend is payable on September 2, 2003 to stockholders of record at the close of business on August 8, 2003. "Due to our strong earnings experience and our commitment to shareholder value, we raised our dividend nearly 17%, which further rewards our shareholders in light of the recent favorable tax law changes enacted by Congress," added Mr. Hermance.

STATEMENT OF FINANCIAL CONDITION SUMMARY

Total assets increased $1.32 billion, or 9.3%, to $15.46 billion at June 30, 2003 from $14.14 billion at December 31, 2002. The increase in total assets reflected a $1.36 billion increase in investment securities available for sale, primarily callable government-sponsored agency securities. Loans decreased $98.7 million primarily due to the high level of prepayment activity experienced during the first six months of 2003. Hudson City Bancorp originated and purchased first mortgage loans of approximately $940.9 million and $851.4 million, respectively, for the six-month period ended June 30, 2003 compared with $974.3 million and $677.5 million, respectively, for the corresponding period in 2002. Loan originations and purchases were exclusively in one- to four-family mortgage loans. Included in mortgage loan originations were refinanced mortgage loans of $255.7 million for the first six months of 2003. Modifications of existing mortgage loans during the first six months of 2003, which are not included in mortgage loan originations, amounted to $878.8 million.

Total liabilities increased $1.27 billion, or 9.9%, to $14.10 billion at June 30, 2003 from $12.83 billion at December 31, 2002. The increase in total liabilities reflected an increase in total deposits of $827.5 million and an increase in borrowed funds of $450.0 million. The increase in total deposits reflected an increase in our interest-bearing High Value Checking account of approximately $915.4 million during the first six months of 2003 to $1.86 billion at June 30, 2003. The increase in borrowed funds was the result of securing $550.0 million of new borrowings with initial repricing dates ranging from three months to two years. During the first six months of 2003, we also restructured certain of our borrowed funds, which resulted in the extension of the weighted-average maturity and lower contract interest rates.

Total stockholders' equity increased $38.5 million, or 2.9%, to $1.35 billion at June 30, 2003 from $1.32 billion at December 31, 2002. The increase in stockholders' equity was primarily due to net income for the six-month period ended June 30, 2003 of $104.7 million and an $8.5 million increase due to the exercise of 1.2 million stock options. These increases were partially offset by repurchases of 1.7 million shares of our common stock at an aggregate cost of $36.9 million and cash dividends declared and paid to common stockholders of $42.4 million. As of June 30, 2003 there remained 9.6 million shares authorized to be purchased under our current stock repurchase programs. Our stockholders' equity to asset ratio at June 30, 2003 was 8.76%.

STATEMENT OF INCOME SUMMARY

Total interest and dividend income for the three months ended June 30, 2003 decreased $3.8 million, or 1.9%, to $192.7 million compared with $196.5 million for the three months ended June 30, 2002. This decrease was primarily due to a decrease of 121 basis points in the annualized weighted average yield on total average interest-earning assets to 5.18% for the second quarter of 2003 compared with 6.39% for the second quarter of 2002. Partially offsetting the effect of the decrease in the weighted-average yield was an increase in the average balance of total interest-earning assets of $2.56 billion, or 20.8%, to $14.87 billion for the second quarter of 2003. The decrease in total interest and dividend income reflected the overall decrease in long-term market interest rates and the resulting higher levels of prepayment activity on our mortgage-related assets, which increased the amortization of the net premiums on these assets. Interest on mortgage loans decreased $10.4 million, or 9.4%, to $100.8 million for the second quarter of 2003 primarily due to a 93 basis point decrease in the annualized weighted average yield. Interest on total mortgage-backed securities decreased $12.0 million, or 15.3%, to $66.3 million for the second quarter of 2003 primarily due to a 139 basis point decrease in the annualized weighted average yield. Interest and dividends on investment securities increased $17.8 million to $20.8 million for the second quarter of 2003 primarily due to an increase in the average balance of investment securities of $1.53 billion to $1.73 billion for the second quarter of 2003.

Total interest and dividend income increased $6.1 million, or 1.6%, to $391.2 million for the six-month period ended June 30, 2003 compared with $385.1 million for the six-month period ended June 30, 2002. This increase primarily reflected an increase in the average balance of total interest-earning assets of $2.53 billion, or 21.1%, to $14.52 billion for the first six months of 2003 compared with $11.99 billion for the corresponding 2002 period. Partially offsetting the effect of the increase in the average balance was a decrease in the weighted average yield on interest-earning assets of 104 basis points to 5.39% for the six-month period ended June 30, 2003 compared with 6.43% for the corresponding 2002 period. The growth in the average balance of interest-earning assets reflected balance sheet growth consistent with the growth strategies we have employed over recent periods. The decrease in the weighted average yield on interest-earning assets reflected the overall decrease in long-term market interest rates and the resulting higher levels of prepayment activity on our mortgage-related assets, which increased the amortization of the net premiums on these assets. Interest on mortgage loans decreased $9.3 million, or 4.3%, to $207.5 million for the first six months of 2003 primarily due to an 81 basis point decrease in the annualized weighted average yield. Interest on total mortgage-backed securities decreased $12.9 million, or 8.3%, to $141.8 million for the first six months of 2003 primarily due to a 119 basis point decrease in the annualized weighted average yield. Interest and dividends on investment securities increased $26.9 million to $32.5 million for the first six months of 2003 primarily due to an increase in the average balance of investment securities of $1.12 billion to $1.31 billion for the first six months of 2003.

Total interest expense for the three months ended June 30, 2003 decreased $4.5 million, or 4.5%, to $94.6 million compared with $99.1 million for the corresponding period of 2002, notwithstanding an overall increase in average interest-bearing liabilities. This decrease was due to a decrease in the annualized average cost of total interest-bearing liabilities of 85 basis points to 2.85% for the three-month period ended June 30, 2003 compared with 3.70% for the three-month period ended June 30, 2002. The lower annualized average cost of total interest-bearing liabilities was primarily due to the overall declining interest rate environment experienced during 2002 and the resulting low short-term interest rate environment that continued through the first six months of 2003. The decrease also reflected the restructuring of certain of our borrowed funds, which lowered the contract rates and extended the overall weighted-average maturity. The average balance of total interest-bearing liabilities increased $2.57 billion, or 23.9%, to $13.32 billion for the second quarter of 2003 compared with $10.75 billion for the second quarter of 2002. Interest expense on deposits decreased $11.0 million, or 17.0%, to $53.7 million for the second quarter of 2003 primarily due to a decrease in the annualized average cost of 96 basis points, while the average balance of interest-bearing deposits increased $1.42 billion, primarily reflecting an increase in the average balance of our High Value Checking account. Interest expense on borrowed funds increased $6.5 million, or 18.9%, to $40.9 million for the second quarter of 2003 primarily due to an increase in the average balance of $1.15 billion, or 41.4%, to $3.93 billion.

Total interest expense for the six months ended June 30, 2003 decreased $5.8 million, or 3.0%, to $190.5 million compared with $196.3 million for the corresponding period of 2002, notwithstanding an overall increase in average interest-bearing liabilities. This decrease was due to a decrease in the annualized average cost of total interest-bearing liabilities of 83 basis points to 2.96% for the six-month period ended June 30, 2003 compared with 3.79% for the six-month period ended June 30, 2002. The lower annualized average cost of total interest-bearing liabilities was primarily due to the overall declining interest rate environment experienced during 2002 and the resulting low short-term interest rate environment that continued through the first six months of 2003. The decrease also reflected the restructuring of certain of our borrowed funds, which lowered the contract rates and extended the overall weighted-average maturity. The average balance of total interest-bearing liabilities increased $2.55 billion, or 24.4%, to $12.99 billion for the first six months of 2003 compared with $10.44 billion for the first six months of 2002. Interest expense on deposits decreased $22.8 million, or 17.2%, to $109.4 million for the first six months of 2003 primarily due to a decrease in the annualized average cost of 100 basis points, while the average balance of interest-bearing deposits increased $1.33 billion, primarily reflecting an increase in the average balance of our High Value Checking account. Interest expense on borrowed funds increased $17.1 million, or 26.7%, to $81.2 million for the first six months of 2003 primarily due to an increase in the average balance of $1.22 billion, or 47.1%, to $3.81 billion.

Net interest income for the three months ended June 30, 2003 increased $0.7 million, or 0.7%, to $98.1 million compared with $97.4 million for the corresponding period in 2002. Our net interest rate spread, determined by subtracting the annualized weighted-average cost of total interest-bearing liabilities from the annualized weighted-average yield on total interest-earning assets, was 2.33% for the second quarter of 2003 compared with 2.69% for the corresponding period in 2002. For the second quarter of 2003, our net interest margin, determined by dividing annualized net interest income by total average interest-earning assets, was 2.63% compared with 3.16% for the corresponding 2002 period. Net interest income for the six months ended June 30, 2003 increased $11.8 million, or 6.2%, to $200.6 million compared with $188.8 million for the corresponding period in 2002. Our net interest rate spread was 2.43% for the first six months of 2003 compared with 2.64% for the corresponding period in 2002. For the first six months of 2003, our net interest margin was 2.74% compared with 3.12% for the corresponding 2002 period. During 2002 and the first six months of 2003, long-term interest rates generally declined, while short-term interest rates remained relatively stable, despite a 25 basis point decrease in the fed funds target rate late in the second quarter of 2003. The resulting flatter yield curve and the increased prepayment activity on our mortgage-related assets, due to the historically low market interest rates, may have an adverse impact on our net interest income, net interest rate spread and net interest margin in future periods.

The provision for loan losses for the three-month period ended June 30, 2003 was $225,000 compared with $525,000 for the corresponding 2002 period. The provision for loan losses for the six-month period ended June 30, 2003 was $450,000 compared with $1.1 million for the corresponding 2002 period. Net charge-offs for the first six months of 2003 were $31,000 compared with $5,000 for the corresponding 2002 period. The allowance for loan losses increased $0.4 million to $25.9 million at June 30, 2003 compared with $25.5 million at December 31, 2002. Non-performing loans at June 30, 2003 were $22.8 million compared with $20.2 million at December 31, 2002. The ratio of non-performing loans to total loans increased to 0.33% at June 30, 2003 from 0.29% at December 31, 2002. The ratio of allowance for loan losses to total non-performing loans was 113.49% at June 30, 2003 compared with 126.27% at December 31, 2002.

Total non-interest income for the three months ended June 30, 2003 was $9.9 million compared with $1.3 million for the corresponding 2002 period. Total non-interest income for the six months ended June 30, 2003 was $15.4 million compared with $2.4 million for the corresponding 2002 period. These increases in total non-interest income reflected gains on securities transactions, net. The gains on securities transactions, net, of $8.6 million in the second quarter of 2003 and $12.8 million in the first six months of 2003 resulted from an opportunity to realize gains from the sale of certain available for sale securities prior to interest rate changes which may have adversely affected their fair market value. The cash flows from the sales of these securities were reinvested in fixed-rate securities with shorter maturities.

Total non-interest expense for the three months ended June 30, 2003 and 2002 was $24.9 million and $23.1 million, respectively. Our efficiency ratio for the three months ended June 30, 2003, determined by dividing total non-interest expense by the sum of net interest income and total non-interest income, was 23.07% compared with 23.39% for the corresponding 2002 period. Our annualized ratio of non-interest expense to average total assets for the three months ended June 30, 2003 was 0.66% compared with 0.74% for the corresponding period in 2002. Total non-interest expense for the six months ended June 30, 2003 and 2002 was $50.4 million and $47.2 million, respectively. Our efficiency ratio for the six months ended June 30, 2003 was 23.34% compared with 24.71% for the corresponding 2002 period. Our annualized ratio of non-interest expense to average total assets for the six months ended June 30, 2003 was 0.68% compared with 0.77% for the corresponding period in 2002. Non-interest expense consists primarily of compensation and employee benefits, net occupancy expense and other expenses.

Income tax expense for the three months ended June 30, 2003 was $30.3 million compared with $26.9 million for the corresponding 2002 period. Income tax expense for the six months ended June 30, 2003 was $60.4 million compared with $51.1 million for the corresponding 2002 period. These increases in income tax expense were primarily due to increases in income before income tax expense and changes to the New Jersey corporate business tax rates in 2002.

Hudson City Bancorp maintains its corporate office in Paramus, New Jersey. Hudson City Savings Bank is the largest savings bank based in New Jersey. Hudson City Savings currently operates 81 full-service branches in fourteen New Jersey counties and has 1,025 full-time equivalent employees. The Federal Deposit Insurance Corporation insures Hudson City Savings' deposits.

This release may contain certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." Examples of forward looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Hudson City Bancorp that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that adversely affect Hudson City Bancorp's interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect Hudson City Bancorp's operations.

                                  TABLES FOLLOW

                    HUDSON CITY BANCORP, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                   JUNE 30,           DECEMBER 31,
                                                                                     2003                 2002
                                                                                     ----                 ----
                                                                                 (UNAUDITED)
                                                                                          (IN THOUSANDS)
ASSETS:
Cash and due from banks ..................................................       $    173,115        $    153,096
Federal funds sold .......................................................             43,800              87,700
                                                                                 ------------        ------------
     Total cash and cash equivalents .....................................            216,915             240,796
Investment securities held to maturity ...................................              1,371               1,406
Investment securities available for sale .................................          1,923,965             560,932
Federal Home Loan Bank of New York stock .................................            160,000             137,500
Mortgage-backed securities held to maturity ..............................          4,763,019           4,734,266
Mortgage-backed securities available for sale ............................          1,415,399           1,391,895
Loans ....................................................................          6,872,206           6,970,900
     Less:
          Deferred loan fees .............................................             16,949              13,508
          Allowance for loan losses ......................................             25,920              25,501
                                                                                 ------------        ------------
              Net loans ..................................................          6,829,337           6,931,891
Foreclosed real estate, net ..............................................              2,833               1,276
Accrued interest receivable ..............................................             77,613              69,248
Banking premises and equipment, net ......................................             30,752              32,732
Other assets .............................................................             35,127              42,662
                                                                                 ------------        ------------
                  Total Assets ...........................................       $ 15,456,331        $ 14,144,604
                                                                                 ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
     Interest-bearing ....................................................       $  9,540,244        $  8,750,164
     Noninterest-bearing .................................................            425,900             388,465
                                                                                 ------------        ------------
          Total deposits .................................................          9,966,144           9,138,629
Borrowed funds ...........................................................          4,050,000           3,600,000
Accrued expenses and other liabilities ...................................             85,648              89,892
                                                                                 ------------        ------------
          Total liabilities ..............................................         14,101,792          12,828,521
                                                                                 ------------        ------------
Common stock, $0.01 par value, 800,000,000 shares authorized; 231,276,600 shares issued, 191,449,772 shares at June 30, 2003 and 191,973,258
  shares outstanding at December 31, 2002 ................................              2,313               2,313
Additional paid-in capital ...............................................            532,464             530,496
Retained earnings ........................................................          1,348,189           1,291,960
Treasury stock, at cost; 39,826,828 shares at June 30, 2003 and 39,303,342
   shares at December 31, 2002 ...........................................           (487,569)           (465,249)
Unallocated common stock held by the employee stock ownership plan .......            (50,494)            (51,474)
Unearned common stock held by the recognition and retention plan .........            (12,866)            (16,253)
Accumulated other comprehensive income, net of tax .......................             22,502              24,290
                                                                                 ------------        ------------
          Total stockholders' equity .....................................          1,354,539           1,316,083
                                                                                 ------------        ------------
              Total Liabilities and Stockholders' Equity .................       $ 15,456,331        $ 14,144,604
                                                                                 ============        ============

                    HUDSON CITY BANCORP, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                                                               FOR THE THREE MONTHS
                                                                                                  ENDED JUNE 30,
                                                                                       -------------------------------------
                                                                                             2003                   2002
                                                                                             ----                   ----
                                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

Interest and Dividend Income:
    Interest and fees on first mortgage loans ....................................       $    100,818           $    111,237
    Interest and fees on consumer and other loans ................................              2,087                  2,559
    Interest on mortgage-backed securities held to maturity ......................             54,723                 68,410
    Interest on mortgage-backed securities available for sale ....................             11,625                  9,842
    Interest on investment securities held to maturity:
             Taxable .............................................................                 17                     17
             Exempt from federal taxes ...........................................                  5                      5
    Interest and dividends on investment securities available
             for sale-taxable ....................................................             20,755                  3,024
    Dividends on Federal Home Loan Bank of New York stock ........................              2,069                    962
    Interest on federal funds sold ...............................................                557                    431
                                                                                         ------------           ------------
                      Total interest and dividend income .........................            192,656                196,487
                                                                                         ------------           ------------
Interest Expense:
    Interest on deposits .........................................................             53,676                 64,678
    Interest on borrowed funds ...................................................             40,916                 34,437
                                                                                         ------------           ------------
                      Total interest expense .....................................             94,592                 99,115
                                                                                         ------------           ------------
                               Net interest income ...............................             98,064                 97,372

Provision for Loan Losses ........................................................                225                    525
                                                                                         ------------           ------------
                               Net interest income after provision for loan losses             97,839                 96,847
                                                                                         ------------           ------------
Non-Interest Income:
    Service charges and other income .............................................              1,309                  1,256
    Gains on securities transactions, net ........................................              8,628                   --
                                                                                         ------------           ------------
                      Total non-interest income ..................................              9,937                  1,256
                                                                                         ------------           ------------
Non-Interest Expense:
    Compensation and employee benefits ...........................................             16,281                 14,996
    Net occupancy expense ........................................................              3,580                  3,419
    Federal deposit insurance assessment .........................................                385                    352
    Computer and related services ................................................                346                    297
    Other expense ................................................................              4,320                  4,005
                                                                                         ------------           ------------
                      Total non-interest expense .................................             24,912                 23,069
                                                                                         ------------           ------------
                               Income before income tax expense ..................             82,864                 75,034

Income Tax Expense ...............................................................             30,318                 26,860
                                                                                         ------------           ------------
                               Net income ........................................       $     52,546           $     48,174
                                                                                         ============           ============

Basic Earnings Per Share .........................................................       $       0.29           $       0.26
                                                                                         ============           ============

Diluted Earnings Per Share .......................................................       $       0.28           $       0.25
                                                                                         ============           ============

Weighted Average Number of Common Shares Outstanding:
                               Basic .............................................        182,660,915            186,085,877

                               Diluted ...........................................        187,810,046            191,585,334

                    HUDSON CITY BANCORP, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                                                      FOR THE SIX MONTHS
                                                                                                         ENDED JUNE 30,
                                                                                             ---------------------------------------
                                                                                                 2003                     2002
                                                                                                 ----                     ----
                                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest and Dividend Income:
    Interest and fees on first mortgage loans ..........................................     $    207,527             $    216,794
    Interest and fees on consumer and other loans ......................................            4,212                    5,167
    Interest on mortgage-backed securities held to maturity ............................          115,798                  137,405
    Interest on mortgage-backed securities available for sale ..........................           26,024                   17,288
    Interest on investment securities held to maturity:
             Taxable ...................................................................               34                       34
             Exempt from federal taxes .................................................               10                       11
    Interest and dividends on investment securities available
             for sale-taxable ..........................................................           32,445                    5,595
    Dividends on Federal Home Loan Bank of New York stock ..............................            4,059                    1,871
    Interest on federal funds sold .....................................................            1,083                      911
                                                                                             ------------             ------------
                      Total interest and dividend income ...............................          391,192                  385,076
                                                                                             ------------             ------------
Interest Expense:
    Interest on deposits ...............................................................          109,360                  132,216
    Interest on borrowed funds .........................................................           81,186                   64,097
                                                                                             ------------             ------------
                      Total interest expense ...........................................          190,546                  196,313
                                                                                             ------------             ------------
                               Net interest income .....................................          200,646                  188,763
Provision for Loan Losses ..............................................................              450                    1,050
                                                                                             ------------             ------------
                               Net interest income after provision for loan losses .....          200,196                  187,713
                                                                                             ------------             ------------
Non-Interest Income:
    Service charges and other income ...................................................            2,611                    2,428
    Gains on securities transactions, net ..............................................           12,799                     --
                                                                                             ------------             ------------
                      Total non-interest income ........................................           15,410                    2,428
                                                                                             ------------             ------------
Non-Interest Expense:
    Compensation and employee benefits .................................................           33,197                   31,182
    Net occupancy expense ..............................................................            7,443                    6,992
    Federal deposit insurance assessment ...............................................              763                      694
    Computer and related services ......................................................              681                      607
    Other expense ......................................................................            8,350                    7,763
                                                                                             ------------             ------------
                      Total non-interest expense .......................................           50,434                   47,238
                                                                                             ------------             ------------
                               Income before income tax expense ........................          165,172                  142,903

Income Tax Expense .....................................................................           60,425                   51,143
                                                                                             ------------             ------------
                               Net income ..............................................     $    104,747             $     91,760
                                                                                             ============             ============

Basic Earnings Per Share ...............................................................     $       0.57             $       0.49
                                                                                             ============             ============

Diluted Earnings Per Share .............................................................     $       0.56             $       0.48
                                                                                             ============             ============

Weighted Average Number of Common Shares Outstanding:
                               Basic ...................................................      182,712,314              186,599,740

                               Diluted .................................................      187,623,655              191,559,145

                    HUDSON CITY BANCORP, INC. AND SUBSIDIARY
                       CONSOLIDATED AVERAGE BALANCE SHEETS
                                   (UNAUDITED)

                                                                                 FOR THE THREE MONTHS ENDED JUNE 30,
                                                             -----------------------------------------------------------------------
                                                                              2003                                 2002
                                                             ---------------------------------   -----------------------------------
                                                                                       AVERAGE                              AVERAGE
                                                               AVERAGE                  YIELD/     AVERAGE                   YIELD/
                                                               BALANCE      INTEREST    COST       BALANCE      INTEREST      COST
                                                               -------      --------    ----       -------      --------      ----
                                                                                     (DOLLARS IN THOUSANDS)
ASSETS:
Interest-earnings assets:

         First mortgage loans, net (1) ...................   $ 6,655,193   $ 100,818    6.06%    $ 6,365,109   $  111,237     6.99%
         Consumer and other loans ........................       125,952       2,087    6.63         141,714        2,559     7.22
         Federal funds sold ..............................       192,270         557    1.16         104,744          431     1.65
         Mortgage-backed securities at amortized cost ....     6,013,907      66,348    4.41       5,392,992       78,252     5.80
         Federal Home Loan Bank of New York stock ........       154,286       2,069    5.36          96,429          962     3.99
         Investment securities at amortized cost .........     1,729,827      20,777    4.80         204,279        3,046     5.96
                                                             -----------   ---------    ----     -----------   ----------     ----
                Total interest-earning assets ............    14,871,435     192,656    5.18      12,305,267      196,487     6.39
                                                                           ---------                           ----------
Noninterest-earnings assets ..............................       319,918                             238,597
                                                             -----------                         -----------
                Total Assets .............................   $15,191,353                         $12,543,864
                                                             ===========                         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:

         Savings accounts ................................   $   926,094       2,749    1.19     $   873,548        4,517     2.07
         Interest-bearing demand accounts ................     1,761,527      10,027    2.28         160,584          795     1.99
         Money market accounts ...........................       622,462       1,755    1.13         592,340        3,098     2.10
         Time deposits ...................................     6,081,111      39,145    2.58       6,347,142       56,268     3.56
                                                             -----------   ---------    ----     -----------   ----------     ----
                Total interest-bearing deposits ..........     9,391,194      53,676    2.29       7,973,614       64,678     3.25
         Borrowed funds ..................................     3,928,846      40,916    4.18       2,778,571       34,437     4.97
                                                             -----------   ---------    ----     -----------   ----------     ----
                Total interest-bearing liabilities .......    13,320,040      94,592    2.85      10,752,185       99,115     3.70
                                                             -----------   ---------    ----     -----------   ----------     ----

Noninterest-bearing liabilities:
         Noninterest-bearing deposits ....................       408,359                             390,988
         Other noninterest-bearing liabilities ...........       117,187                             101,597
                                                             -----------                         -----------
                Total noninterest-bearing liabilities ....       525,546                             492,585
                                                             -----------                         -----------

         Total liabilities ...............................    13,845,586                          11,244,770
         Stockholders' equity ............................     1,345,767                           1,299,094
                                                             -----------                         -----------
                Total Liabilities and Stockholders' Equity   $15,191,353                         $12,543,864
                                                             ===========                         ===========
Net interest income/net interest rate spread (2) .........                 $  98,064    2.33%                  $    97,372    2.69%
                                                                           =========                           ===========

Net interest-earning assets/net interest margin (3) ......   $ 1,551,395                2.63%    $ 1,553,082                  3.16%
                                                             ===========                         ===========

Ratio of interest-earning assets to
         interest-bearing liabilities ....................                              1.12x                                 1.14x



----------
(1) Amount is net of deferred loan fees and allowance for loan losses and includes non-performing loans.

(2) Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.

(3) Determined by dividing annualized net interest income by total average interest-earning assets.

                    HUDSON CITY BANCORP, INC. AND SUBSIDIARY
                       CONSOLIDATED AVERAGE BALANCE SHEETS
                                   (UNAUDITED)

                                                                           FOR THE SIX MONTHS ENDED JUNE 30,
                                                      ------------------------------------------------------------------------------
                                                                     2003                                      2002
                                                      -----------------------------------      -------------------------------------
                                                                                  AVERAGE                                   AVERAGE
                                                       AVERAGE                     YIELD/      AVERAGE                      YIELD/
                                                       BALANCE       INTEREST      COST        BALANCE       INTEREST        COST
                                                       -------       --------      ----        -------       --------        ----
                                                                                    (DOLLARS IN THOUSANDS)

ASSETS:
Interest-earnings assets:
  First mortgage loans, net (1) ...................   $ 6,692,047   $   207,527     6.20%     $ 6,181,584   $  216,794        7.01%
  Consumer and other loans ........................       126,062         4,212     6.68          143,201        5,167        7.22
  Federal funds sold ..............................       188,682         1,083     1.16          114,886          911        1.60
  Mortgage-backed securities at amortized cost ....     6,059,010       141,822     4.68        5,266,696      154,693        5.87
  Federal Home Loan Bank of New York stock ........       147,997         4,059     5.49           89,672        1,871        4.17
  Investment securities at amortized cost .........     1,307,739        32,489     4.97          189,350        5,640        5.96
                                                      -----------   -----------     ----      -----------   ----------        ----
         Total interest-earning assets ............    14,521,537       391,192     5.39       11,985,389      385,076        6.43
                                                                    -----------                             ----------
Noninterest-earnings assets .......................       319,223                                 238,400
                                                      -----------                             -----------
  Total Assets ....................................   $14,840,760                             $12,223,789
                                                      ===========                             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:

  Savings accounts ................................   $   915,890         5,978     1.32      $   853,119        8,774        2.07
  Interest-bearing demand accounts ................     1,532,623        18,209     2.40          131,205        1,142        1.76
  Money market accounts ...........................       623,325         3,862     1.25          569,708        5,955        2.11
  Time deposits ...................................     6,110,793        81,311     2.68        6,299,028      116,345        3.72
                                                      -----------   -----------     ----      -----------   ----------        ----
         Total interest-bearing deposits ..........     9,182,631       109,360     2.40        7,853,060      132,216        3.40
  Borrowed funds ..................................     3,806,491        81,186     4.30        2,588,674       64,097        4.99
                                                      -----------   -----------     ----      -----------   ----------        ----
         Total interest-bearing liabilities .......    12,989,122       190,546     2.96       10,441,734      196,313        3.79
                                                      -----------   -----------     ----      -----------   ----------        ----
Noninterest-bearing liabilities:
  Noninterest-bearing deposits ....................       397,701                                 386,623
  Other noninterest-bearing liabilities ...........       114,429                                  99,332
                                                      -----------                             -----------
         Total noninterest-bearing liabilities ....       512,130                                 485,955
                                                      -----------                             -----------
  Total liabilities ...............................    13,501,252                              10,927,689
  Stockholders' equity ............................     1,339,508                               1,296,100
                                                      -----------                             -----------
         Total Liabilities and Stockholders' Equity   $14,840,760                             $12,223,789
                                                      ===========                             ===========

Net interest income/net interest rate spread (2) ..                 $   200,646     2.43%                   $  188,763        2.64%
                                                                    ===========                             ==========

Net interest-earning
  assets/net interest margin (3) ..................   $ 1,532,415                   2.74%                   $1,543,655        3.12%
                                                      ===========                                           ==========        ====

Ratio of interest-earning assets to
         interest-bearing liabilities .............                                 1.12x                                     1.15x



----------
(1) Amount is net of deferred loan fees and allowance for loan losses and includes non-performing loans.

(2) Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.

(3) Determined by dividing annualized net interest income by total average interest-earning assets.

                    HUDSON CITY BANCORP, INC. AND SUBSIDIARY
                         SELECTED PERFORMANCE RATIOS (1)
                                   (UNAUDITED)

                                                    FOR THE THREE MONTHS
                                                       ENDED JUNE 30,
                                                 -------------------------------
                                                     2003          2002
                                                     ----          ----
Return on average assets .................            1.38%         1.54%

Return on average stockholders' equity ...           15.62         14.83

Net interest rate spread .................            2.33          2.69

Net interest margin ......................            2.63          3.16

Non-interest expense to average assets ...            0.66          0.74

Efficiency ratio (2) .....................           23.07         23.39

Dividend payout ratio ....................           41.38         30.77

Cash dividends declared per common share .       $    0.12     $    0.08

----------
(1)   Ratios are annualized where appropriate.

(2) Determined by dividing total non-interest expense by the sum of net interest income and total non-interest income.






                                                    FOR THE SIX MONTHS
                                                      ENDED JUNE 30,
                                               ---------------------------------
                                                   2003             2002
                                                   ----             ----
Return on average assets .................            1.41%          1.50%

Return on average stockholders' equity ...           15.64          14.16

Net interest rate spread .................            2.43           2.64

Net interest margin ......................            2.74           3.12

Non-interest expense to average assets ...            0.68           0.77

Efficiency ratio (2) .....................           23.34          24.71

Dividend payout ratio ....................           40.35          31.63

Cash dividends declared per common share .     $      0.23     $     0.155



----------
(1)   Ratios are annualized where appropriate.

(2) Determined by dividing total non-interest expense by the sum of net interest income and total non-interest income.

                    HUDSON CITY BANCORP, INC. AND SUBSIDIARY
                            SELECTED FINANCIAL RATIOS
                                   (UNAUDITED)

                                                                 AT OR FOR THE    AT OR FOR THE
                                                                  PERIOD ENDED     PERIOD ENDED
                                                                    JUNE 30,       DECEMBER 31,
                                                                     2003             2002
                                                                     ----             ----
ASSET QUALITY RATIOS:

     Non-performing loans to total loans ...............            0.33%            0.29%

     Non-performing assets to total assets .............            0.17             0.15

     Allowance for loan losses to non-performing loans .          113.49           126.27

     Allowance for loan losses to total loans ..........            0.38             0.37


CAPITAL RATIOS:

     Average stockholders' equity to average assets ....            9.03%           10.12%

     Stockholders' equity to assets ....................            8.76             9.30

     Book value per common share .......................         $  7.43          $  7.22


REGULATORY CAPITAL RATIOS:

     BANCORP:

     Leverage capital ..................................            8.78%            9.48%

     Total risk-based capital ..........................           27.01            28.67

     BANK:

     Leverage capital ..................................            8.02%            8.85%

     Total risk-based capital ..........................           24.72            26.81



                                       ###